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                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES



Pricing Supplement No. 15                                   Trade Date: 04/22/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 04/25/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 23, 2002

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDM3              $6,071,000.00              6.00%                  10/15/14                 100%




    Interest Payment
       Frequency                                     Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option        Redemption              (including the redemption price)
    ----------------        -----------------        ----------              --------------------------------
        10/15/02                   Yes                  Yes                           100% 04/15/03
     semi-annually                                                               semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,999,665.75             $71,334.25                $3.00             ABN AMRO Financial
                                                                             Services, Inc.
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